LEASE

         THIS AGREEMENT made this 26th day of November, 1996, by and between Redfield Industrial Development Corporation, which has an address of 626 North Main Street, Redfield, South Dakota, 57469, referred to herein as "Landlord", and ACI Telecentrics, Incorporated, which has an address of 3100 West Lake Street, Suite 300, Minneapolis, Minnesota, 55416, referred to herein as "Tenant."

         WITNESSETH:

         A. Tenant is leasing and has an option to purchase certain real property and the improvements located thereon in the city of Redfield, County of Spink, State of South Dakota, which property is legally described as follows, to wit:

         Lot A, Block Three (3), Redfield Lakeside Addition, Redfield, Spink County, South Dakota (the "Building").

         B. Landlord has agreed to purchase and provide to Tenant on a rent free basis the personal property set forth on the attached Schedule A, having a value of not more than $300,000.00 (the "Equipment"), and Landlord has agreed to allow Tenant the option to purchase the Equipment at its fair market value at the end of the initial five year term of this lease.

         C. Landlord desires to lease the Building to Tenant, and Tenant desires to lease the same from Landlord, which lease is subject to the following terms and conditions.

         D. Tenant desires to have an option to purchase the Building, and Landlord has agreed to grant Tenant an option to purchase the Building.

         E. Tenant desires to have an option to purchase the Equipment, and Landlord has agreed to grant Tenant an option to purchase the Equipment.

         F. Tenant and Landlord agree that fair market value, as used herein, shall be determined by an appraisal from a mutually agreed upon qualified appraiser.

         NOW THEREFORE, based upon the mutual terms and provisions, and the consideration set forth in this agreement, the terms and provision in this Lease and Option to Purchase are as follows:

                               TERMS OF AGREEMENT

         1. Premises. Landlord hereby leases and lets to Tenant the Building, and Tenant hereby accepts said lease, the Building upon the terms and provisions set forth in this agreement.

         2. Term. The term of this lease shall be for a period of five (5) years commencing September 1, 1996, and terminating August 31, 2001. At the option of Tenant, the lease can be renewed for an additional five (5) year period on the same terms and conditions as set forth herein, except for lease payments as set forth in Section 3 below, provided Tenant has notified Landlord, in writing, no later than August 1, 2001, of Tenant's intention to renew said lease.

         3. Lease Payment. The lease payment to be paid by Tenant to Landlord shall be the sum of $2,500 per month, which rental shall be paid on or before the first day of each day of the month during the term of this lease, with the first rental payment due on or before September 1, 1996. Should Tenant exercise its option to renew the lease for an additional five (5) year period of time, commencing September 1, 2001, Landlord agrees that it will not increase the rent by more than five (5) percent of the $2,500.00 during the second five year term of the lease.

         It is understood by and between the parties that $400.00 per month of said rent is payment in lieu of taxes and $100.00 per month is for insurance costs on the leased premises.

         4. Improvements and Alterations. Tenant has the right, upon taking possession of the Building, to improve or alter the Building in accordance with plans and specifications to be approved in writing by Landlord, which approval will not be unreasonably withheld. Landlord shall pay up to $200,000 for improvements and alterations to the Building, including but not limited to security systems, parking lot, electrical data and telephone cabling, signage, plumbing, HVAC, interior and exterior wall treatment, roof office partitions - affixed and non-affixed, and other items as necessary. All improvements or alterations to the Building shall, on expiration or termination of this lease, belong to Landlord without compensation to Tenant unless otherwise agreed to in writing.

         5. Maintenance. Tenant, at its sole cost and expense, shall maintain the interior of the Building in good order and condition, reasonable wear and tear and casualty damage excepted. Landlord, at its sole cost and expense, shall maintain the exterior and all structural components of the Building in good order and condition.

         6. Utilities. Tenant shall pay for all utilities furnished to the Building during the term of this lease, including but not limited to electricity, gas, water, sewer, garbage. Tenant shall pay for all telephone utilities and usage fees.

         7. Liabilities of the Parties - Insurance. Tenant shall procure and maintain, at its expense, during the term of this lease, public liability insurance from a reliable insurance company, protecting against loss by reason of liability imposed by law or contract upon the property, because of death, sickness, or disease sustained by any person or persons, and damage to property by reason of the use and maintenance of the property by Tenant.

         Landlord covenants that fire and extended insurance coverage, including plate glass insurance coverage and liability insurance coverage, will be provided by Landlord on the Building, including additions or improvements, if there are any made by Tenant. Tenant shall provide all fire and extended insurance coverage on the Equipment that Tenant moves onto the property or is provided by Landlord, in addition to the liability insurance coverage referenced herein.

         8. Landlord's Access. Landlord will have reasonable access to the Building during normal business hours for purposes of inspecting the same and making such repairs, replacements, and improvements as they shall elect, but such access shall not unreasonably interfere with Tenant's business operation. Landlord shall notify Tenant a minimum of 24 hours before access is necessary, except in cases of emergency.

         9. Destruction of Damage of Building. In the event the Building shall be partially destroyed by fire or other casualty, the same shall be repaired and restored as speedily as possible at the expense of Landlord. In case the damage is so extensive as to render the Building untenantable, or the Equipment unusable, the rent shall cease until such time as the Building and Equipment shall be put in complete repair; provided, however, that Tenant shall have the right to terminate this lease if the damage cannot be repaired within ninety days.

         10. Default. If Tenant defaults in the payment of rent or in the performance of any other term or condition of this lease, and fails to correct such default or commence corrective action within 30 days after receipt of written notice from Landlord describing the default, Tenant will be considered to have breached this lease. In that event, Landlord shall have the right to re-enter the property upon notice to Tenant, perform necessary maintenance and repairs, and relet the premises.

         11. Option to Purchase Building. Landlord, in further consideration of foregoing the lease, hereby grants to Tenant, prior to the expiration of the 5 year period of the lease, the sole, exclusive and irrevocable right to purchase the Building for a sum not to exceed fair market value. Tenant must exercise the option by mailing a written notice of exercise of said option to Landlord or by delivering such written notice to Landlord personally on or before September 1, 2001. Landlord will then provide Tenant with an abstract of title within thirty days thereafter, which abstract will show good and merchantable title in Landlord as of October 1, 2001. Tenant shall then have a period of 10 days from the receipt of the abstract to notify Landlord in writing, of any defects or objections to the title, and Landlord will have until November 1, 2001, in which to remedy those defects. The closing of the sale shall then be scheduled on or before December 15, 2001. The real estate taxes and special assessments shall be prorated as of the date of closing, and the special assessments which will be prorated will be those which have been certified as due and payable. Tenant acknowledges that none of the payments which it makes under this lease agreement will be applied to or considered as a reduction towards the purchase price of the Building. At the closing, Landlord will provide Tenant with a warranty deed transferring good title to Tenant, and Tenant will tender to Landlord the purchase price.

         12. Option to Purchase Equipment. Landlord, in further consideration of foregoing the lease, hereby grants to Tenant, prior to the expiration of the 5 year period of the lease but not before September 1, 1999, the sole, exclusive and irrevocable right to purchase the Equipment for a sum not to exceed fair market value. Tenant must exercise the option by mailing or delivering a written notice of exercise of said option to Landlord on or before September 1, 2001. Landlord shall deliver to Tenant a warranty Bill of Sale for the Equipment within ten days after receipt of such written notice from Tenant.

         13. Confidential Information. Tenant will retain sole and exclusive ownership and use of any and all intangible rights and properties that may be used by Tenant in connection with its operation from the Building. From and after the terms of this lease, the nature of Tenant's business operations and all information relating to customers, financial affairs, and the like shall be considered and kept as the private and privileged records of Tenant, and any such information, however obtained by Landlord, will not be used, given or divulged to any person, firm, corporation, or other entity by Landlord except upon direct written authorization by Tenant.

         14. Assignment and Sublease. Tenant shall not assign this lease or sublet the Building or permit any other party to occupy or use the Building without prior written consent of Landlord, which consent will not be unreasonably withheld.

         15. Binding Effect. This lease and option to purchase and all of the terms and conditions set forth herein shall endure to the benefit and bind the heirs, successors, and assigns of the respective parties hereto, as well as the parties themselves.

         16. Timely Performance. Time is of the essence in the performance of each and every term and provision of this agreement.

         17. Notices. Notices to be given under the provision of this lease shall be sent, certified mail, to the parties as follows:

         Attn:  Rick Diamond                Redfield Industrial Development
                ACI                           Corporation
                3100 West Lake Street       626 North Main Street
                Suite 300                   Redfield, SD  57469
                Minneapolis, MN  55416      Tel:  (605) 472-0880
                Tel:  (612) 928-4777

         IN WITNESS WHEREOF, the parties have executed this agreement the day and year first above written.

ACI (Tenant)                               Redfield Industrial Development Corp.
                                           (Landlord)


By: /s/ Steven A. Kahn                    By: /s/ Stanley Schultz
    ---------------------------------         --------------------------------

Its: Vice President                       Its: President RIDC
     --------------------------------          -------------------------------



STATE OF MINNESOTA             )
                               ) SS.
COUNTY OF HENNEPIN             )


         On this _____ day of ____________________, 1996, before me
_____________________________, the undersigned officer, personally appeared
______________________________, who acknowledged himself to be the
___________________________ of ACI, a corporation, and that he as such
___________________ being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as __________________________.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ____________________________________
                                           NOTARY PUBLIC

(SEAL)
My Commission Expires

_________________________.



STATE OF SOUTH DAKOTA          )
                               ) SS.
COUNTY OF SPINK                )

         On this _____ day of _______________________, 1996, before me
____________________________, the undersigned officer, personally appeared
_____________________________, who acknowledged himself to be the
_________________ of Redfield Industrial Development Corp., and that he as such
__________________ being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as ___________________.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           ____________________________________
                                           NOTARY PUBLIC
(SEAL)
My Commission Expires

__________________________.




                                    GUARANTY

         FOR VALUE RECEIVED, and specifically for and in consideration of an Equipment Lease (With Purchase Option) between VALLEY CITY-BARNES COUNTY DEVELOPMENT CORPORATION, a North Dakota nonprofit corporation, whose post office address is 205 2nd Street N.E., Valley City, North Dakota 58072, (hereinafter called "Lessor"), and VALLEY CITY COMMUNICATIONS, INCORPORATED, a North Dakota corporation, whose post office address is 2425 West Main Street, Valley City, North Dakota 58072 (hereinafter called "Lessor"), providing for a waiver of monthly rental and an option to purchase at the end of a five-year term for $1.00, but also requiring the purchase of leased equipment by the Lessor from the Lessee in the sum of $107,000.00 in the event Lessee's business operations cease within three years of Lessee's occupancy of its business premises in Valley City, North Dakota, the undersigned guarantors, RICK N. DIAMOND and GARY COHEN, at the special instance and request of Lessor, do hereby unconditionally guarantee the purchase of equipment subject to the above referenced lease in the event the termination of Lessee's business operations triggers such purchase obligation on the part of the Lessee.

         In such event, the guarantors will be obligated to pay to the Lessor, on demand, the repurchase price called for in the lease. However, each guarantor's obligation will not exceed the sum of $53,500.00, being one-half of the total purchase price of $107,000.00. The undersigned guarantor shall also pay to Lessor all costs and expenses incurred by it in collecting any indebtedness of the Lessee guaranteed hereunder or enforcing this guaranty against guarantors.

         This guaranty is absolute and continuing and any notice of indebtedness due and owing under said repurchase clause of the lease by the Lessee to Lessor is hereby waived. Prior action or suit against the Lessee shall not be a prerequisite to the right of Lessor to proceed hereunder in case of Lessee's default triggering such repurchase obligation guaranteed hereby.

         This agreement shall inure to the benefit of Lessor, its successors and assigns, and shall be binding upon the guarantors and guarantors' heirs and assigns.

         IN WITNESS WHEREOF, the guarantors have executed this guaranty this 15th day of June, 1995.

                                           ____________________________________
                                           Rick N. Diamond


                                           ____________________________________
                                           Gary Cohen